Exhibit 10.2

PROMISSORY NOTE

$4,000,000.00	November 5, 2020

FOR VALUE RECEIVED, the undersigned, RELIV’, INC., an Illinois corporation, RELIV’ INTERNATIONAL, INC., a Delaware corporation, RELIV’ WORLD CORPORATION, an Illinois corporation, SL TECHNOLOGY, INC., a Missouri corporation, and CHESTERFIELD PARTNERS LLC, a Missouri limited liability company (collectively, jointly and severally, the “Borrower”), jointly and severally, promises to pay to the order of ENTERPRISE BANK & TRUST, a Missouri chartered trust company (together with its successors and assigns, “Lender”), at its office located at 150 N. Meramec Ave., St. Louis, MO 63105, or at such other place as may be designated in writing by the holder hereof, in lawful money of the United States of America in immediately available funds, the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), or such amount thereof as has been advanced to Borrower, together with interest thereon from the date hereof, in like money, at said office, and at the rate or rates hereinafter specified. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned to them in that certain Loan Agreement executed by and among Borrower and Lender, dated as of even date herewith, as the same may be amended, renewed, modified or restated from time to time (the “Loan Agreement”).

1.     Disbursement. Borrower shall have no right to any of the proceeds of this Promissory Note (this “Note”), and Lender shall have no obligation to advance any of the proceeds of this Note, except as expressly set forth herein and in the Loan Agreement. Borrower shall not have the right to reborrow any amounts repaid or prepaid (whether voluntary or mandatory) hereunder. Lender shall record the date and amount of all advances and all payments of principal, interest and other amounts hereunder in the records it maintains with respect thereto. Lender’s books and records showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

2.     Interest.

(a)     Interest Prior to Default. Interest shall accrue on the unpaid principal balance of this Note at a fixed rate per annum equal to four and one quarter percent (4.25%) (the “Interest Rate”).

(b)     Interest After Default. From and after the Maturity Date (as such term is hereinafter defined) or after the occurrence of an Event of Default (as such term is hereinafter defined), interest shall accrue on the unpaid principal balance during any such period at an annual rate equal to three percent (3%) per annum plus the Interest Rate (“Default Rate”); provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this section shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

3.     Interest and Principal Payments; Maturity. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be payable as follows:

(a)     Commencing on the first (1st) day of December, 2020, and on the first (1st) day of each successive month thereafter, to and including the first (1st) day of the month in which the Maturity Date occurs, Borrower shall make equal monthly installment payments of principal and interest, in arrears, in an amount sufficient to fully amortize the principal balance of this Note and all accrued interest over an amortization period of Two Hundred Forty (240) months.

(b)     On November 5, 2025 (the “Maturity Date”), the Borrower shall pay to the Lender a final payment of principal and interest in an amount equal to the sum of the then outstanding principal amount of the Loan to Lender, plus all accrued interest thereon then remaining unpaid plus all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents. Such payments are subject to the right of acceleration after the occurrence of an Event of Default as hereinafter set out.

4.     Prepayment. Borrower shall have the right to prepay the principal amount outstanding under this Note, provided (a) Borrower gives Lender at least three (3) days’ notice of the prepayment, and (b) if Borrower makes a prepayment of the principal amount outstanding with money Borrower sourced from a bank, financial institution or lender other than Lender, regardless of whether voluntary, by acceleration or otherwise, Borrower shall then pay Lender a prepayment premium calculated as follows:

(a)     if any such repayment occurs after the date hereof but on or prior to November 5, 2021, Borrower shall pay Lender a prepayment premium, payable in cash, in an amount equal to three percent (3.00%) of the principal amount of the Loan repaid at such time;

(b)     if any such repayment occurs after November 5, 2021 but on or prior to November 5, 2022, Borrower shall pay Lender a prepayment premium, payable in cash, equal to two percent (2.00%) of the principal amount of the Loan repaid at such time; and

(c)     if any such repayment occurs after November 5, 2022 but on or prior to the Maturity Date, Borrower shall pay Lender a prepayment premium, payable in cash, equal to one percent (1.00%) of the principal amount of the Loan repaid or accelerated at such time.

The Borrower agrees that the prepayment premiums required under this Section 4 are a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from a voluntary prepayment and/or an early repayment of the Loan. All prepayment premiums under this Section 4 shall be in addition to all other amounts which may be due to Lender from time to time pursuant to the terms of this Note, the Loan Agreement and the other Loan Documents. The payment of one prepayment premium shall not excuse or reduce the payment of a prepayment premium on any subsequent repayment.

5.     Use of Proceeds. The proceeds of the Loan from this Note shall be used solely for the purposes set forth in the Loan Agreement.

6.     Calculation of Interest. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

7.     Available Funds. All installments paid hereunder shall be in currently available funds.

8.     Payments Due on Saturdays, Sundays or Legal Holidays. If any payment of principal or interest due on this Note is payable on a day which is a Saturday, Sunday or legal holiday in the State of Missouri, then such payment shall be due on the next Business Day.

9.     Late Charges. A late charge equal to five percent (5%) of the payment amount shall be assessed for each payment that is not received at the principal office of Lender by the date that is ten (10) days after the due date of such payment; provided, however, that should such date fall on a Saturday, Sunday or legal holiday in the State of Missouri, then no late charge shall be assessed until the next Business Day. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

10.     Note Secured. This Note is secured by the Security Documents. This Note is entitled to all the benefits and security of the Security Documents, Loan Agreement and the other collateral referred to therein. A default under the any of the Security Documents or the Loan Agreement shall constitute a default under this Note.

11.     Guaranties. This Note is guarantied by the Guarantors as provided by the Guaranties. This Note is entitled to all the benefits and guaranties set forth in the Guaranties and any other collateral referred to therein.

12.     Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note, whatever the reason for such event and whether it be voluntary or involuntary or be effective by operation of law or pursuant to any judgment or order of any court or any directive, order, rule or regulation of any government or non-government agency or entity or otherwise and shall entitle the Lender to exercise its remedies hereunder:

(a)     The occurrence of any Event of Default (as defined in the Loan Agreement) under the Loan Agreement or any other default or event of default (however denominated) under any other Loan Document; or

(b)     Borrower shall fail to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower contained in this Note and not specifically referred to elsewhere in this Section 12; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Property, and the priority, validity and enforceability of the liens created by this Note, the Deed of Trust or any of the other Loan Documents and the value of the Property is not impaired, threatened or jeopardized, then Borrower shall have a period (“Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period (provided, however, such period shall be limited to ten (10) days if such failure can be cured by the payment of money).

13.     Acceleration; Remedies. Upon the occurrence of an Event of Default, at the option of Lender, which may be exercised at any time after an Event of Default shall have occurred and be continuing, the entire outstanding principal balance, together with all interest, late charges, costs, charges, and other amounts due under this Note shall immediately become due and payable and upon such acceleration, all amounts due hereunder shall bear interest at the Default Rate. In the case of a monetary Event of Default, the Default Rate shall apply from the date the delinquent payment was due whether or not Lender exercises its right of acceleration.

In addition, at the Lender’s option and without demand, notice or protest, the occurrence of any such Event of Default shall also constitute a default under all other agreements between Lender and Borrower and under all other instruments and papers given to Lender by Borrower.

Any and all deposits or other sums at any time or times credited by or due from Lender to, and all securities or other property in the possession of Lender for safekeeping or otherwise and belonging to, the Borrower or any endorser of this Note or the obligations represented hereby, are and shall be subject to a security interest in favor of Lender to secure payment of this Note. Upon the occurrence of any Event of Default and at any time or times thereafter, without any demand or notice, except to such extent as notice may be required by applicable law, Lender may sell or dispose of any or all of such securities or other property and may exercise any and all of the rights afforded Lender by the Missouri Uniform Commercial Code or other applicable state's Uniform Commercial Code. Lender at any time and from time to time may apply or set off such deposits or other sums against the liability of the Borrower or any such endorser whether or not such liability is then due, if permitted by law. The provisions of this Section are cumulative and are not exclusive of any other rights that Lender has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. Lender shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

14.     Attorneys’ Fees. Each party shall reimburse the other party for all reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with the enforcement of its rights under this Note, including, without limitation, reasonable attorneys’ fees and reimbursements for trial, appellate proceedings, out-of-court workouts and settlements and for enforcement of rights under any state or federal statute, including, without limitation, attorneys’ fees incurred in bankruptcy and insolvency proceedings such as in connection with seeking relief from stay in a bankruptcy proceeding. Borrower’s reimbursement obligation hereunder shall be part of the indebtedness evidenced and secured by the Loan Documents and such attorneys’ fees and expenses will be due and payable upon demand and shall accrue interest, if not paid interest, at the Default Rate if not paid when due.

15.     Waiver. The undersigned, as Borrower, and all others who are or who shall become parties primarily or secondarily liable on this Note, whether as endorsers, guarantors or otherwise, hereby agree that this Note may be renewed one or more times, the time for payment of this Note or any renewal Note extended, the interest rate or other terms of the indebtedness evidenced hereby changed, any party released, or any action taken or omitted with respect to any collateral security, including surrender of such security or failure to perfect any lien thereon, without notice and without releasing any of them, except as otherwise expressly agreed in writing. All such parties waive presentment, demand for payment, protest and notice of nonpayment or dishonor and agree that failure of the holder to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

16.     Waiver of Jury Trial. EACH BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS NOTE CERTIFIES AND ACKNOWLEDGES THAT (A) THIS WAIVER IS IRREVOCABLE, (B) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (C) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (D) SUCH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (E) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

1.2     Governing Law; Forum Selection; and Consent to Jurisdiction. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY ANY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE SHALL BE LITIGATED IN THE CIRCUIT COURT OF ST. LOUIS COUNTY, MISSOURI, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. EACH BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS. EACH BORROWER WAIVES ANY CLAIM THAT ST. LOUIS COUNTY, MISSOURI OR THE EASTERN DISTRICT OF MISSOURI IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWERS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

17.     No Oral Agreements. As used herein, “creditor” means Lender, “borrower” means Borrower and “this writing” means this Note and all the other loan documents. ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

18.     Severability. If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

19.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Missouri, exclusive of its choice of law rules.

20.     Miscellaneous. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Each and every right granted to Lender under this Note or allowed to it at law or in equity is deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Lender’s option.

21.     Notice. Any notice, consent, demand, or approval that Borrower or Lender may desire or be required to give to the other hereunder shall be made as set forth in the Loan Agreement.

22.     Joint and Several Obligations.

(a)     Each Borrower agrees that it is jointly and severally liable to Lender for the payment of all obligations arising under this Note and the other Loan Documents, and that such liability is independent of the obligations of any other Borrower. Lender may bring an action against any Borrower, whether an action is brought against any other Borrower.

(b)     Lender may in its sole and absolute discretion release any Borrower from its obligations under this Note and the other Loan Documents to which it is a party. Each Borrower agrees that any such release which may be given by Lender to any other Borrower will not release the non-released Borrower from their respective obligations under this Note or any of the other Loan Documents to which the non-released Borrower is a party.

(c)     Each Borrower waives any right to assert against Lender any defense, setoff, counterclaim or claim that such Borrower may have against any other Borrower or any other party liable to Lender for the obligations of the Borrower under this Note or any of the other Loan Documents.

(d)     Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of any other Borrower and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require Lender to disclose to such Borrower any information that Lender may now or hereafter acquire concerning the financial condition of any other Borrower or any Guarantor of the Loan.

(e)     Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Note and the other Loan Documents. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower.

(f)     Each Borrower represents and warrants to Lender that each will derive benefit, directly and indirectly, from the collective administration and availability of the Loan under this Note and the other Loan Documents. Each Borrower agrees that Lender will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Note or any of the other Loan Documents.

(g)     Until all obligations of Borrower to Lender under this Note and the other Loan Documents have been paid in full, each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, that such Borrower may now or hereafter have against any other Borrower with respect to the indebtedness incurred under this Note or any of the other Loan Documents. Each Borrower waives any right to enforce any remedy which Lender now has or may hereafter have against any other Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

23.     Each Borrower hereby waives any election of remedies by Lender that impairs any subrogation or other right of such Borrower to proceed against any other Borrower or other Person, including any loss of rights resulting from any applicable anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies.

[SIGNATURE PAGE(S) TO FOLLOW.]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above by and through its duly authorized representative.

“BORROWER”

RELIV’, INC.,
an Illinois corporation

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, President

RELIV’ INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, Chief Executive Officer

RELIV’ WORLD CORPORATION,
an Illinois corporation

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, President

SL TECHNOLOGY, INC.,
a Missouri corporation

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, President

CHESTERFIELD PARTNERS LLC,
a Missouri limited liability company

By:	/s/ Stephen M. Merrick
Stephen M. Merrick, President

Promissory Note

$4,000,000.00

Signature Page